Exhibit 10.4

                                                  CONFORMED COPY

                           FIRST AMENDMENT TO THE
           NORTEK, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


   WHEREAS, Nortek, Inc. (the "Company") adopted the Nortek, Inc. Supplemental Executive Retirement Plan (the "Plan") effective January 1, 1996 (the "Plan").

   WHEREAS, the Plan provides that the Board may from time to time designate additional executives to participate in the Plan and to establish the benefit level for each executive.

   WHEREAS, the Compensation Committee of the Board of Directors was authorized to establish the compensation of the Chief Executive Officer at a meeting of the Board of Directors held on May 8, 1996 and the Compensation Committee subsequently voted to include Richard L. Bready as Participant, effective January 1, 1997 at a benefit percentage of 60%.

  NOW, THEREFORE, effective January 1, 1997 Schedule B of the Plan is revised to read as follows:

                                    "SCHEDULE B

Participants        Applicable Percentage    Effective Date of Participant

Richard L. Bready              60%                    1/1/97
Almon C. Hall                  50%                    1/1/96
Richard J. Harris              50%                    1/1/96"


     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 1st day of July 1997.


                                NORTEK, INC.
                                By:/s/ Richard L. Bready
                                   Chairman and Chief Executive Officer